As filed with the Securities and Exchange Commission on September 29, 2003

                                                     Registration No. 333-______

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                   E-SIM LTD.
             (Exact Name of Registrant as Specified in its Charter)

            ISRAEL                                          N/A
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                19 HARTUM STREET,
                             JERUSALEM 91450, ISRAEL
                                 972-2-587-0770

               (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices )

                             1999 SHARE OPTION PLAN
                            (Full Title of the Plan)
                                   E-SIM INC.
                         225 S. LAKE AVENUE, SUITE 300,
                               PASADENA, CA 91101
                              PHONE (626) 584-7810
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   COPIES TO:

         DAVID P. STONE, ESQ.                              ZVI NIXON, ADV.
      WEIL, GOTSHAL & MANGES LLP                     ELCHANAN LANDAU LAW OFFICES
           767 FIFTH AVENUE                           38 KEREN HAYESSOD STREET
       NEW YORK, NEW YORK 10153                        JERUSALEM 92149, ISRAEL
      TELEPHONE: (212) 310-8000                       TELEPHONE: 972-2-561-8845
      FACSIMILE: (212) 310-8007                       FACSIMILE: 972-2-561-8847
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                           PROPOSED              PROPOSED
                                                                            MAXIMUM              MAXIMUM
               TITLE OF EACH CLASS OF                    AMOUNT            OFFERING             AGGREGATE               AMOUNT OF
                    SECURITIES TO                        TO BE             PRICE PER             OFFERING             REGISTRATION
                    BE REGISTERED                    REGISTERED(1)           SHARE                PRICE                    FEE
===================================================================================================================================
Ordinary shares, par value NIS 0.1 per share             502,996 (2)        $0.255 (3)           $128,264 (3)             $11
===================================================================================================================================
Ordinary shares, par value NIS 0.1 per share           1,297,004 (4)        $0.155(4)            $201,036 (4)             $17
===================================================================================================================================
TOTAL                                                  1,800,000                                 $329,300                 $28
===================================================================================================================================


(1) Plus such indeterminate number of ordinary shares as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Represents the registration of 502,996 ordinary shares of e-SIM LTD. issuable upon exercise of options reserved for grant under the 1999 Share Option Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933 based upon the average of the bid and asked price of the ordinary shares of e-SIM LTD. as quoted on the OTC Bulletin Board for September 25, 2003.

(4) Represents the registration of 1,297,004 ordinary shares of e-SIM LTD. issuable upon exercise of options granted under the 1999 Share Option Plan with a weighted average exercise price per share of $0.155.
================================================================================

                                EXPLANATORY NOTE

           e-SIM LTD. (the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") to register the ordinary shares issuable upon the exercise of options to purchase ordinary shares pursuant to the provisions of the Company's 1999 Share Option Plan (the "1999 Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.    PLAN INFORMATION.

           The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

           Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), along with other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the 1999 Plan are available without charge by contacting:


                                   e-SIM LTD.
                                19 Hartum Street,
                             Jerusalem 91450, Israel
     Attn: Yaron Eldad, Chief Financial Officer and Chief Operating Officer
                                 972-3-587-0770

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with or furnished to the Commission by the Company (File No. 1-14842) are incorporated herein by reference and made a part hereof:

          (a) The Company's Annual Report on Form 20-F for the fiscal year ended January 31, 2003 filed with the Commission on July 31, 2003 (except for exhibits 12.2 and 12.3 thereto);

          (b) Our reports on Form 6-K furnished to the Commission on July 10, 2003 and August 25, 2003;

          (c) The description of our ordinary shares set forth in the Prospectus, dated July 7, 1998, contained in the Company's Registration Statement on Form F-1 (No. 333-8830) filed with the Commission on July 7, 1998, including any other amendment or report filed for the purpose of updating such description.

           In addition, unless otherwise stated herein, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (except for certifications pursuant 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes Oxley Act) and to the extent, if at all, designated therein, certain reports on Form 6-K furnished by us prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Under the Israeli Companies Law, 5759-1999, referred to as the Companies Law, an Israeli company may not exempt an office holder from liability with respect to a breach of his or her duty of loyalty, but may exempt in advance an office holder from his or her liability to the company, in whole or in part, with respect to a breach of his or her duty of care.

Office Holder Insurance

           Our articles of association provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders with respect to:

          o    a breach of his or her duty of care to us or to another person;

          o a breach of his or her fiduciary duty to us, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice our interests;

          o a financial liability imposed upon him or her in favor of another person concerning an act performed by him or her in his or her capacity as an office holder; or

          o any other incident for which it is or shall be permitted to insure the liability of an office holder.

Indemnification of Office Holders

           Our articles of association provide that we may indemnify an office holder against:

          o a monetary liability imposed on him or her in favor of another person pursuant to a judgment, including a judgment given in a settlement or an arbitrator's award approved by the court concerning an act performed in his or her capacity as an office holder;

          o reasonable litigation expenses, including legal fees, incurred by an office holder or which he or she is ordered to pay by a court, in proceedings we institute against him or instituted on our behalf or by another person, or in a criminal charge from which he or she was acquitted, or a criminal charge in which he or she was convicted for a criminal offense that does not require proof of intent, in each case relating to an act performed in his or her capacity as an office holder; and

          o any other obligation or expense for which it is or shall be permitted to indemnify a director or an officer.

           The Companies Law provides that a company may exempt an office holder prospectively from liability, in whole or in part, for damage resulting from a breach of his or her duty of care towards the company, if its articles of association so provide. On July 13, 2001, our shareholders approved new articles of association enabling us to provide our office holders with prospective indemnification in accordance with the Companies Law.

Limitations on Insurance and Indemnification

           The Companies Law provides that a company may not indemnify an office holder nor enter into an insurance contract that would provide coverage for any monetary liability incurred as a result of any of the following:

          o a breach by the office holder of his or her duty of loyalty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

          o a breach by the office holder of his or her duty of care if the breach was done intentionally or recklessly;

          o any act or omission done with the intent to derive an illegal personal benefit; or

          o any fine levied against the office holder as a result of a criminal offense.

           Under the Companies Law, the shareholders of a company may include in its articles of association either of the following provisions:

          o a provision authorizing the company to grant in advance an undertaking to indemnify an office holder, provided that the undertaking is limited to specified classes of events which the board of directors deem foreseeable at the time of grant and is limited to an amount determined by the board of directors to be reasonable under the circumstances; or

          o a provision authorizing the company to retroactively indemnify an office holder.

           Each of the foregoing provisions is included in our articles of association that have been approved by our shareholders.

           In addition, under the Companies Law, indemnification of, and procurement of insurance coverage for, our office holders must be approved by our audit committee and board of directors and, in specified circumstances, by our shareholders.

           Our shareholders have approved an indemnification of our directors to the maximum extent permitted by the Companies Law and exculpation of the directors from all liability for damage resulting from any director's breach of care towards us, pursuant to the provisions of the articles of association. We have acquired directors' and officers' liability insurance covering our officers and directors for certain claims.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.         EXHIBITS.

                     EXHIBIT
                     NUMBER                  DESCRIPTION OF EXHIBIT
                     ------                  ----------------------

                     4.1           -    Memorandum of Association of the Company
                                        (English translation accompanied by
                                        Hebrew original) (previously filed as
                                        Exhibit 3.1 to Amendment No. 1 of the
                                        Company's Registration Statement on Form
                                        F-1 (File No. 333-8830), filed with the
                                        Commission on December 7, 1997, and
                                        incorporated herein by reference).

                     4.2           -    Articles of Association of the Company,
                                        as amended (previously filed as Exhibit
                                        1.2 to the Company's Annual Report on
                                        Form 20-F for the year ended January 31,
                                        2001).

                     4.3           -    1999 Share Option Plan of the Company
                                        (previously filed as Exhibit 4.3 to the
                                        Company's Annual Report on Form 20-F for the year ended January 31, 2001).

                     5             -    Opinion of Elchanan Landau Law Offices.

                     23.1          -    Consent of independent auditors Kost,
                                        Forer & Gabbay a member of Ernst & Young global.

                     23.2          -    Consent of Elchanan Landau Law Offices
                                        (included in Exhibit 5).

                     24            -    Power of Attorney (included as part of
                                        this Registration Statement).

ITEM 9.         UNDERTAKINGS.

           (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events
                         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) to include any material information with respect to
                         the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports, filed with or furnished to the Commission by the Company pursuant to Section 13 or
                    Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jerusalem, State of Israel, on this 29th day of September, 2003.

                                     e-SIM LTD.


                                     By:   /s/ Yaron Eldad
                                           -------------------------------------
                                           Name:   Yaron Eldad
                                           Title:  Chief Financial Officer
                                                   and Chief Operating Officer

                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc Belzberg and Yaron Eldad, and each of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


   Signature                                          Title                                              Date
   ---------                                          -----                                              ----
 /s/ Marc Belzberg
 -----------------                      Chairman of the Board of Directors and
 Marc Belzberg                          Chief Executive Officer                                     September 29, 2003

 /s/ Yaron Eldad
 ---------------
 Yaron Eldad                            Chief Financial Officer and Chief Operating Officer         September 29, 2003

 /s/ Galit David
 ---------------
 Galit David                            Controller                                                  September 29, 2003

 /s/ Samuel Belzberg
 -------------------
 Samuel Belzberg                        Director                                                    September 29, 2003

 /s/ Amir Galili
 ---------------
 Amir Galili                            Director                                                    September 29, 2003

 /s/ John McDonald
 -----------------
 John McDonald                          Vice Chairman of the Board of Directors                     September 29, 2003

 /s/ Christine Snow
 ---------------------
 Christine Snow                         Director                                                    September 29, 2003

 Authorized Representative
 in the United States                                                                               September 29, 2003

 e-SIM INC.

 /s/ Christine Snow
 ---------------------
 By: Christine Snow
 Title: Controller


                                  EXHIBIT INDEX

                     EXHIBIT
                     NUMBER                  DESCRIPTION OF EXHIBIT
                     ------                  ----------------------

                     4.1           -    Memorandum of Association of the Company
                                        (English translation accompanied by
                                        Hebrew original) (previously filed as
                                        Exhibit 3.1 to Amendment No. 1 of the
                                        Company's Registration Statement on Form
                                        F-1 (File No. 333-8830), filed with the
                                        Commission on December 7, 1997, and
                                        incorporated herein by reference).

                     4.2           -    Articles of Association of the Company,
                                        as amended (previously filed as Exhibit
                                        1.2 to the Company's Annual Report on
                                        Form 20-F for the year ended January 31,
                                        2001).

                     4.3           -    1999 Share Option Plan of the Company
                                        (previously filed as Exhibit 4.3 to the
                                        Company's Annual Report on Form 20-F for the year ended January 31, 2001).

                     5             -    Opinion of Elchanan Landau Law Offices.

                     23.1          -    Consent of independent auditors Kost,
                                        Forer & Gabbay a member of Ernst & Young global.

                     23.2          -    Consent of Elchanan Landau Law Offices
                                        (included in Exhibit 5).

                     24            -    Power of Attorney (included as part of
                                        this Registration Statement).


                                      I-11